                                                                   Exhibit 10.25


                                    AMENDMENT
                                       TO
                            ASSET PURCHASE AGREEMENT


         THIS AMENDMENT TO ASSET PURCHASE AGREEMENT ("AMENDMENT") dated as of March 29, 2002 and effective as of January 1, 2002 by and between BSC Group, Inc. f/k/a Bruckner Supply Company, Inc. ("SELLER") and WESCO Distribution, Inc. ("BUYER").

         WHEREAS, Buyer and Seller previously entered into that certain Asset Purchase Agreement dated September 11, 1998 (the "ASSET PURCHASE AGREEMENT");

         WHEREAS, Section 7.7 of the Asset Purchase Agreement provides that it may be amended at any time after the Closing Date in a written agreement signed by Buyer and Seller; and

         WHEREAS, Buyer and Seller now desire to clarify and amend the Asset Purchase Agreement in the manner set forth herein.

         NOW, THEREFORE, in consideration of the premises and respective covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       CONSIDERATION PAID.
         ------------------

         On April 1, 2002, Buyer shall pay to Seller the sum of Ten Million Dollars ($10,000,000.00).

2.       AMENDMENTS.
         ----------

         (i)      SECTION 1.5(c)
                  --------------

                  Section 1.5(c) is amended and restated to read in its entirety as follows:

                  (c)      ADDITIONAL PURCHASE AMOUNT.
                           --------------------------

                           During the period beginning June 7, 1999 and
continuing on June 7 of each year thereafter until June 7, 2005 (June 7, 1999 and each June 7 thereafter referred to as an "ADDITIONAL PURCHASE AMOUNT PAYMENT DATE"), Buyer shall pay to Seller an amount consisting of (i) $30,000,000.00 representing the 1999 Additional Purchase Amount, as defined herein, (ii) the Current Year Additional Purchase Formula Amount, as defined herein, for calendar years 1999, 2000 and 2001, if any, and (iii) the Current Year Modified Additional Purchase Formula Amount, as defined herein (collectively the "ADDITIONAL PURCHASE AMOUNT") of up to an aggregate of One Hundred Ten Million Dollars ($110,000,000.00), subject to the amount of any adjustments made under
Section 1.6 hereof, payable as follows:

                                (i)     On June 7, 1999, subject to any
adjustments under Section 1.6 hereof, Buyer shall pay Seller an amount equal to the lesser of (x) Thirty Million Dollars ($30,000,000.00), or (y) an amount equal to the sum of (i) the EBITDA of Seller for the

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period beginning January 1, 1998, and ending on the Closing Date multiplied by eight plus (ii) the EBITDA of the Bruckner Division for calendar year 1998, multiplied by eight, LESS the Closing Purchase Amount (such payment referred to as the "1999 ADDITIONAL PURCHASE AMOUNT"). Seller acknowledges receipt of $30,000,000.00 in satisfaction of the 1999 Additional Payment Amount.

                                (ii)    On June 7, 2000, June 7, 2001 and
June 7, 2002, Buyer shall pay Seller an amount (the "CURRENT YEAR ADDITIONAL PURCHASE FORMULA AMOUNT") equal to the lesser of (x) One Hundred Ten Million Dollars ($110,000,000.00) less the sum of the Adjusted Additional Purchase Amounts for all prior years or (y) an amount determined pursuant to the following formula (the "ADDITIONAL PURCHASE AMOUNT FORMULA"):

                                   (A x B) - C

For purposes of the Additional Purchase Amount Formula, A is the EBITDA of the Bruckner Division for the immediately preceding calendar year, B is the Value Multiple, and C is equal to the sum of the Closing Purchase Amount plus the aggregate of all prior years' Adjusted Additional Purchase Amount. The Current Year Additional Purchase Formula Amount shall be paid pursuant to the terms of
Section 1.5(c)(v). Seller acknowledges Buyer has no obligation to make any payments of Current Year Additional Purchase Formula Amounts for calendar years 1999, 2000 and 2001.

                                (iii)   On June 7, 2003 and each June 7
thereafter until the earlier of (x) June 7, 2005 or (y) the date on which the sum of the Adjusted Additional Purchase Amounts shall equal One Hundred Ten Million Dollars ($110,000,000.00) Buyer shall pay Seller an amount (the "CURRENT YEAR MODIFIED ADDITIONAL PURCHASE FORMULA AMOUNT") equal to the lesser of (x) One Hundred Ten Million Dollars ($110,000,000.00) less the sum of the Adjusted Additional Purchase Amounts for all prior years or (y) an amount determined pursuant to the following formula (the "MODIFIED ADDITIONAL PURCHASE AMOUNT FORMULA"):

                                   (A x B) - C

For purposes of the Modified Additional Purchase Amount Formula, A is the EBITDA of the Bruckner Division for the immediately preceding calendar year, B is eight and C is equal to the sum of the Closing Purchase Amount plus the aggregate of all prior years' Adjusted Additional Purchase Amounts. The Current Year Modified Additional Purchase Formula Amount shall be paid pursuant to the terms of
Section 1.5(c)(v) hereof.

                                (iv)    Buyer shall cause a nationally
recognized, independent accounting firm to certify audited balance sheets and related statements of income and stockholders' equity and cash flows for calendar year 1998 taking into account the results of (i) the Seller for the period beginning January 1, 1998 and ending on the Closing Balance Sheet Date and (ii) the Bruckner Division for calendar year 1998, each in accordance with GAAP (the "GAAP FINANCIAL STATEMENTS") and the terms of the Agreement and the Memorandum of Understanding by not later than March 31, 1999. Buyer shall have GAAP Financial Statements prepared by March 31 on each successive year that Seller may be entitled to receive payments in respect of the Additional Purchase Amount and shall follow the provisions of this Section


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1.5(c)(iv) with respect thereto. An independent auditor selected by Seller will be allowed to observe at Seller's cost the audits to the extent requested by Seller.

                                By not later than the fifth (5th) business day
after such independent accountants certify the GAAP Financial Statements, Buyer shall make and deliver a copy of the GAAP Financial Statements and a draft determination of EBITDA in accordance with this Agreement (the "EBITDA STATEMENT") to Seller.

                                Upon and after its receipt of the GAAP Financial
Statements and the EBITDA Statement, Seller and its representatives shall consult with Buyer and its accountants with respect to the GAAP Financial Statements and the EBITDA Statement, shall be given an opportunity to review Buyer's accountant's workpapers relating to the preparation thereof and shall be given access to such information, including the financial books and records of the Bruckner Division and Buyer's accountants, as is reasonably necessary to perform such examination and review.

                                In the event that Seller disagrees in any
respect with the EBITDA Statement, Seller shall deliver to Buyer within thirty
(30) days after Seller's receipt of the EBITDA Statement from Buyer, a written notice (the "OBJECTION NOTICE") specifying the matters to which it objects and the basis for such disagreement (together with any authority or documentation supporting its position). In the event no such Objection Notice is timely delivered to Buyer, the EBITDA Statement shall be deemed the final determination of EBITDA as of such thirtieth (30th) day after delivery of the EBITDA Statement by Buyer (the "FINAL DETERMINATION OF EBITDA").

                                In the event that Buyer timely receives an
Objection Notice and the parties are unable to resolve the disagreement specified in the Objection Notice within ten (10) business days after receipt by Buyer thereof, the disagreement shall be submitted to an independent public accounting firm mutually acceptable to Buyer and Seller (the "RESOLUTION ACCOUNTANT").

                                The Resolution Accountant shall follow such
procedures, as it deems appropriate for obtaining the necessary information in considering the respective positions of Buyer and Seller. The Resolution Accountant shall have the right to review all accounting records relevant to the EBITDA Statement. The Resolution Accountant shall render its determination on the disagreement submitted to it within ten (10) days of submission of the disagreement by Buyer and Seller. The Resolution Accountant's determination shall be final, conclusive and binding upon Buyer and Seller. The EBITDA Statement, as and when adjusted to reflect the Resolution Accountant's resolution of any disagreement between Buyer and Seller, if any, shall be deemed the Final Determination of EBITDA on the date that the Resolution Accountant delivers its determination to Buyer.

                                Fees and expenses for the Resolution Accountant
(i) shall be paid by the Seller if the EBITDA Statement is affirmed by the Resolution Accountant or (ii) shall be apportioned between Buyer and Seller if the Resolution Accountant determines that Final Determination of EBITDA exceeds the amount of the EBITDA Statement. Such apportionment shall be made so that Buyer shall pay the amount resulting when the fees and expenses are


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multiplied by a fraction (not to exceed one), the numerator of which is equal to the difference between the Final Determination of EBITDA and the EBITDA
Statement and the denominator of which is equal to the difference between the Seller's assertion of EBITDA and the EBITDA Statement; and Seller shall pay the remainder.

                                (v)     The 1999 Additional Purchase Amount, the
amount of any Current Year Additional Purchase Formula Amount and the amount of any Current Year Modified Additional Purchase Formula Amount shall be paid in immediately available funds, in an amount equal to the lesser of (a) Thirty Million Dollars ($30,000,000.00) or (b) the Additional Purchase Cash Flow Amount with the balance, if any, to be evidenced by a promissory note, payable to Seller or one or more designees of Seller in substantially the same form as attached hereto as Appendix I (the "ADDITIONAL PURCHASE AMOUNT NOTE"). Buyer and Seller agree that cash payments of Additional Purchase Amounts will be permitted only to the extent that such cash payments are permitted under Buyer's bank credit agreement and the terms of Buyer's publicly traded bonds. To the extent Buyer is unable to pay the cash portion of an Additional Purchase Amount Buyer shall provide evidence reasonably satisfactory to Seller of any inability to make such cash payments, and shall issue to Seller (or one or more designees of Seller), an Additional Purchase Amount Note in the amount of such unpaid cash portion. Appendix II hereto sets forth all material restrictions under Buyer's bank credit agreements and publicly traded bonds on Buyer's ability to make such cash payments as of the date hereof. Buyer shall use its good faith efforts to minimize the scope and applicability of such current and future restrictions. If Buyer or WESCO International, Inc. ("WESCO INTERNATIONAL") becomes a Public Entity on or prior to March 31 immediately preceding the Additional Purchase Amount Payment Date, then Seller may elect to receive up to fifty percent (50%) of the 1999 Additional Purchase Amount or the Current Year Additional Purchase Formula Amount, as the case may be, in the form of shares of Public Entity Stock. For purposes of this Agreement, the Additional Purchase Cash Flow Amount shall be equal to Thirty Million Dollars ($30,000,000.00) reduced by the amount of principal payable to Seller in the current year under one or more outstanding Additional Purchase Amount Notes. The number of shares of Public Entity Stock to be issued to Seller shall be determined by dividing the amount of the 1999 Additional Purchase Amount or the Current Year Additional Purchase Formula Amount, as the case may be, to be paid in Public Entity Stock by the lower of
(x) the closing price of the Public Entity Stock on the first business day immediately preceding the Election Date or (y) the average closing price of the Public Entity Stock for the thirty (30) calendar days immediately preceding the Election Date (such Public Entity Stock price referred to herein as the "ADDITIONAL PURCHASE AMOUNT STOCK PRICE").

                                (vi)    Seller shall elect to receive payments
of Additional Purchase Amount in shares of Public Entity Stock, if permitted in this Section 1.5, by delivering written notice to Buyer on a date during the period beginning on April 1 and ending on the later of (x) April 30, or (y) the date on which EBITDA is finally determined pursuant to Section 1.5(c)(iv) (the date of receipt of such notice by Buyer the "ELECTION DATE") immediately preceding an Additional Purchase Amount Payment Date, specifying the amount of the 1999 Additional Purchase Amount or the Current Year Additional Purchase Formula Amount, as the case may be, that Seller elects to receive in the form of Public Entity Stock, subject to Section 1.5(c)(v). Following the delivery of the aforementioned notice, Seller shall execute a stock subscription agreement in substantially the form attached on Exhibit J (the "STOCK SUBSCRIPTION AGREEMENT") and the Stock Restriction Agreement.

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         (ii)     SECTION 7.14(a)
                  ---------------

                  The term "ACCELERATED ADDITIONAL PURCHASE AMOUNT" is amended and restated in its entirety as follows:

                  "ACCELERATED ADDITIONAL PURCHASE AMOUNT" shall mean an amount equal to the following; as applicable:

                  (i) With respect to the Promissory Note, if the Accelerated Additional Payment Date occurs on or after the Maturity Date of the Promissory Note and the Promissory Note has been paid or otherwise finally determined, then zero. If the Accelerated Additional Payment Date occurs prior to the Maturity Date of the Promissory Note, and

                           (x) the Promissory Note has been converted into the
                  right to receive shares of Public Entity Stock in accordance with its terms, then Buyer shall transfer such shares of Public Entity Stock to Seller on the Change of Control Payment Date, or

                           (y) the Promissory Note has not been converted into
                  the right to receive shares of Public Entity Stock, then an amount equal to (A) the unpaid principal amount of the Promissory Note reduced by (B) the unpaid principal amount of the Promissory Note multiplied by the Change of Control Discount Factor; plus

                  (ii) With respect to the 1999 Additional Purchase Amount, if the Accelerated Additional Payment Date occurs on or after June 7, 1999 and the 1999 Additional Purchase Amount has been paid or otherwise finally determined, then zero. If the Accelerated Additional Payment Date occurs prior to June 7, 1999, then an amount equal to (A) the maximum amount of the 1999 Additional Purchase Amount reduced by (B) the maximum amount of the 1999 Additional Purchase Amount multiplied by the Change of Control Discount Factor; plus the amount provided in clause (iii) or (iv) as applicable;

                  (iii) With respect to the Additional Purchase Amounts payable as a result of (x) an Accelerated Additional Purchase Event which arises from a Change of Control which occurs in calendar year 2002, then fifty percent (50%) of the maximum amount of all unearned and unpaid Adjusted Additional Payment Amounts, (y) an Accelerated Additional Purchase Event which arises from a Change of Control which occurs in calendar year 2003, then forty percent (40%) of the maximum amount of all unearned and unpaid Adjusted Additional Payment Amounts or
(z) an Accelerated Additional Purchase Event which arises from a Change of Control which occurs in calendar year 2004, then thirty percent (30%) of the maximum amount of all unearned and unpaid Adjusted Additional Payment Amounts (For purposes of determining the applicable percentages payable under this section (iii), a Change of Control shall be deemed to have occurred during the year in which a binding agreement with respect thereto shall have been entered into, regardless of whether the Change of Control shall have occurred during such year or in a subsequent year);



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                  (iv) With respect to the Additional Purchase Amounts which are payable as a result of (A) an Accelerated Additional Purchase Event caused by a termination of Robert Rosenbaum's employment with WESCO as a result of a Resignation for Good Reason (as defined in the Employment Agreement) then ninety percent (90%) of the maximum amount of all unearned and unpaid Adjusted Additional Payment Amounts, or (B) an Accelerated Additional Purchase Event caused by a termination of Robert Rosenbaum's employment with WESCO as a result of a termination without Cause (as defined in the Employment Agreement), then one hundred percent (100%) of the maximum amount of all unearned and unpaid Adjusted Additional Payment Amounts; or

                   (v) Buyer's payment of an Accelerated Additional Purchase Amount shall not affect Buyer's obligation, if any, to make a payment in respect of the Current Year Modified Purchase Formula Amount in respect of the calendar year immediately preceding the event giving rise to such accelerated additional purchase amount payment pursuant to Section 1.5(c) hereof.

                  The term "ADJUSTED ADDITIONAL PURCHASE AMOUNT" is amended and restated in its entirety as follows:

                  "ADJUSTED ADDITIONAL PURCHASE AMOUNT" means the 1999 Additional Purchase Amount, the Current Year Additional Purchase Formula Amounts and the Current Year Modified Additional Purchase Formula Amounts in each case without reduction by the amount of any adjustments to the purchase price under
Section 1.6 hereof to the extent not set off against the Promissory Note, if any.

                  The term "EBITDA" is amended and restated in its entirety as follows:

                  "EBITDA" means the operating earnings of Seller or the Bruckner Division, as the case may be, before interest expense, taxes, depreciation and amortization, determined in accordance with the following provisions:

                  (i) Except as otherwise stated in this Agreement, EBITDA and its components will be calculated in compliance with GAAP, and in accordance with the specific accounting policies, methods and prior practices employed by Seller applied on a consistent basis. The calculation of EBITDA will be unaffected by either the accounting practices and policies of Buyer or by generally accepted accounting principles first applicable to Seller or the Bruckner Division after December 31, 1997.

                  (ii)     The EBITDA calculation shall:

                           (1) Exclude any foreign exchange gains or losses;

                           (2) Exclude any and all acquisition costs and other costs related to this Agreement, including, but not limited to, extra auditing and accounting fees, legal fees, and due diligence costs, except as provided by the Memorandum of Understanding;


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                           (3) Exclude any and all expense allocations from
         Buyer or any Buyer Affiliate, including, but not limited to, corporate overhead allocations and pushdown accounting costs, except as provided by the Memorandum of Understanding;

                           (4) Exclude any and all debt costs including, without limitation, interest expense, amortization or capitalized debt costs, debt restructuring costs, debt acquisition costs, any prepayment fees and prepayment penalties and any other debt-related fees and penalties of any kind;

                           (5) Exclude any compensation paid to Robert Rosenbaum in excess of $100,000;

                           (6) To the extent that the average annual book value of the Bruckner Division's inventory, calculated on the last business day of each month of each calendar year, exceeds $26.0 million, then EBITDA shall be reduced by an inventory investment finance charge in an amount equal to ten percent (10%) times the amount such average annual inventory book value exceeds $26.0 million;

                           (7) To the extent that the Bruckner Division's capital expenditures exceed $1,500,000.00 during any calendar year, EBITDA shall be reduced by an amount equal to 25% of the amount of capital expenditures in excess of $1,500,000.00 provided, however, that capital expenditure projects presented to and separately approved by the Chief Executive Officer of Buyer shall be excluded in determining the amount of capital expenditures of the Bruckner Division. The amount of capital expenditures for calendar year 2002 shall be determined by annualizing the capital expenditures of the Bruckner Division for the period beginning on the date hereof and ending on December 31, 2002; and

                           (8) In the event that the parties agree to transfer acquired integrated supply businesses, existing integrated supply customers or existing business units of Buyer to the Bruckner Division, then the parties will develop a mutually agreed plan to adjust the EBITDA of the Bruckner Division upward or downward to reflect the financial performance of such acquired integrated supply businesses, integrated supply customers and/or business units.

                  (iii) Amortization excluded from EBITDA shall be amortization of goodwill and any covenants not to compete, all debt issuance costs (including, without limitation, any interest rate caps or hedging costs), and any amortization related to the transactions contemplated herein.

3.       CAPITALIZED TERMS.
         ------------------

         Unless expressly defined herein, capitalized terms used herein shall be the meaning ascribed hereto in the Asset Purchase Agreement.


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4.       AFFIRMATION.
         ------------

         Except as expressly provided in this Amendment, the other terms, conditions and agreements of the Asset Purchase Agreement are hereby ratified, affirmed and confirmed in all respects.


                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                 WESCO DISTRIBUTION, INC.

                                 By: /s/ Stephen Van Oss
                                     ----------------------------------------
                                 Title: Vice President and
                                        -------------------------------------
                                        Chief Financial Officer
                                        -------------------------------------

                                 BSC GROUP, INC.

                                 By: /s/ Eli Rosenbaum
                                    -----------------------------------------
                                 Title: Chief Executive Officer
                                        -------------------------------------

                                 SOLELY AS TO SECTIONS 5.8 AND 5.10 OF THE
                                 ASSET PURCHASE AGREEMENT:

                                 WESCO INTERNATIONAL, INC.

                                 By: /s/ Stephen Van Oss
                                     ----------------------------------------
                                 Title: Vice President and
                                        -------------------------------------
                                        Chief Financial Officer
                                        -------------------------------------

                                 SOLELY AS TO SECTIONS 5.1, 5.2, 5.3 AND 5.4
                                 OF THE ASSET PURCHASE AGREEMENT:

                                 /s/ Robert Rosenbaum
                                 --------------------------------------------
                                 Robert Rosenbaum

                                 /s/ Eli Rosenbaum
                                 --------------------------------------------
                                 Eli Rosenbaum





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